EXHIBIT 23(a)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-55656) and Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692 and 333-59696) of Cleco Corporation of our report dated March 11, 2004 relating to the consolidated financial statements of Acadia Power Partners, LLC and subsidiary, which appears in Exhibit 23(a)(1) of this amended Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

March 29, 2004